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                                  EXHIBIT 23.2


S. W. HATFIELD, CPA
certified public accountants

Member:    Texas Society of Certified Public Accountants
           Press Club of Dallas



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


We consent to incorporation by reference in the Registration Statement on Form S-8, to be filed in February 2002, of

(1) our independent auditor's report dated January 4, 2002, relating to the consolidated balance sheets of Composite Technology Corporation (formerly Eldorado Financial Group, Inc.) (SEC File No. 0-10999, CIK# 317477) as of September 30, 2001 (post-acquisition), September 30, 2001 (pre-acquisition) and December 31, 2000 (pre- acquisition) and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the nine months ended September 30, 2001 (post-acquisition), nine months ended September 30, 2001 (pre-acquisition) and the year ended December 31, 2000 (pre-acquisition), respectively, which report appears in the Transitional Report on Form 10-KSB for the period from January 1, 2001 through September 30, 2001 of Composite Technology Corporation; and

(2) our independent accountant's review report dated February 6, 2002 relating to the unaudited consolidated balance sheets of Composite Technology Corporation (formerly Eldorado Financial Group, Inc.) as of December 31, 2001 and 2000 (post-acquisition) and the related consolidated statements of operations and comprehensive loss and cash flows for the three months ended December 31, 2001 and 2000 (post-acquisition), which report has been submitted under separate cover to management as it relates to the December 31, 2001 Quarterly Report on Form 10-QSB.


                                                     /s/ S. W. HATFIELD, CPA
                                                     ---------------------------
                                                     S. W. HATFIELD, CPA
Dallas, Texas
February 26, 2002


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